Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made as of the 14th day of June, 2011, by and among Plan A Promotions, Inc., a Utah corporation (the “Company”), James Doolin, an individual (“Doolin”), those certain shareholders of the Company listed on Schedule A to this Agreement (each a “Shareholder” and collectively with Doolin, the “Shareholders”), and the purchasers listed on Schedule B to this Agreement (each an “Purchaser” and together the “Purchasers”).  The Company and the Shareholders are collectively referred to herein as the “Sellers”.

RECITALS

A.           The Shareholders are the owners of the 900,000 shares of Company common stock set forth opposite their names on Schedule A (the “Shareholders’ Shares”), which represent in the aggregate 75% of the issued and outstanding shares of Company common stock on a fully diluted basis as of the date of this Agreement.

B.           The Shareholders desire to sell to the Purchasers all of the Shareholders’ Shares.

C.           The Company desires to sell to Purchasers 8,800,000 shares of newly issued Company common stock, par value $0.01 (the “Company Shares”) in reliance upon the exemptions from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder.

D.           The Purchasers desire to purchase, severally and not jointly, all of the Shareholders’ Shares and the Company Shares (collectively the “Shares”) in the amounts set forth opposite such Purchaser’s name on Schedule B, for an aggregate purchase price of $400,000.

E.           Following the Closing (as hereinafter defined) of the purchase and sale of the Shares, the Purchasers shall hold in the aggregate approximately 97% of the Company’s issued and outstanding common stock on a fully diluted basis.

AGREEMENT

In consideration of the mutual agreements contained herein, the parties hereby agree as follows:

1.  PURCHASE AND SALE OF SHARES.

1.1  Purchase and Sale of Shares by the Company.  In reliance upon the representations and warranties contained herein and subject to the terms and conditions set forth herein, at Closing, the Company shall issue and sell to the Purchasers, and the Purchasers shall severally and not jointly, purchase from the Company the Company Shares in the amounts set forth opposite each Purchaser’s name on Schedule B hereto.

1.2 Purchase and Sale of Shares by the Shareholders.  In reliance upon the representations and warranties contained herein and subject to the terms and conditions set forth herein, at Closing, the Shareholders shall sell, assign, transfer, convey and deliver to Purchasers, and the Purchasers shall severally and not jointly, purchase from the Sellers good and marketable title to the Shareholders’ Shares, free and clear of all mortgages, Liens (as hereinafter defined), encumbrances, claims, equities and obligations to other persons of every kind and character, in the amounts set forth opposite each Purchaser’s name on Schedule B.

1.3  Purchase Price and Settlement of Funds.

(a) The purchase price for the Shares shall be an aggregate of U.S. $400,000 (the “Purchase Price”).  At the Closing, the Purchasers will transfer the Purchase Price in immediately available funds by wire transfer to Burningham & Burningham, as escrow agent (“Escrow Agent”), as follows:

Leonard W. Burningham, Trust Account
Account No. 217 00102 15
Wells Fargo Bank
299 South Main, 7th Floor
Salt Lake City, Utah  84111
ABA 121000248

(b) Upon the satisfaction of the conditions set forth in Section 6 and the receipt by Purchasers of the deliveries set forth in Section 2.3, Escrow Agent shall: (i) pay from the Purchase Price all of the Company’s liabilities as of the Closing Date, and provide to the Purchasers written unconditional releases of such liabilities by all of the Company’s creditors in the form attached hereto as Exhibit A (the “Release”), (ii) pay to Doolin the consideration set forth in Section 7.1. in connection with his agreement to indemnify the Purchasers, and (iii) pay to the Sellers the net Purchase Price remaining after the payment of all of the items as outlined in (i) and (ii) above.

2. CLOSING.

2.1 Date and Time.  The closing of the sale of Shares contemplated by this Agreement (the “Closing”) shall take place as promptly as practicable, but no later than two (2) business days following the satisfaction or waiver of the conditions set forth in Section 6, at the offices of Brewer & Pritchard, PC, 3 Riverway, 18th Floor, Houston, Texas, 77056 or at such other place as the Company and Purchasers shall agree in writing, or via facsimile and/or email.  The date on which the Closing actually occurs shall be the “Closing Date”.

2.2 Deliveries by Sellers.  At the Closing, the Sellers shall deliver to the Purchasers certificates registered in the name of the Purchasers, or in such nominee name(s) as designated by a Purchaser in writing, representing the Shares.  The name(s) in which the certificates are to be registered and the respective amounts are set forth in set forth on Schedule B.

2.3 Deliveries by Purchasers. At the Closing, the Purchasers shall deliver the Purchase Price to the Trust Account of Leonard W. Burningham, Esq. as set forth in Section 1.3(a).

3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND DOOLIN.

As a material inducement to the Purchasers to enter into this Agreement and to purchase the Shares, the Company and Doolin, jointly and severally, represent and warrant that the following statements are true and correct in all material respects as of the date hereof and will be true and correct in all material respects at Closing, except as expressly qualified or modified herein.

3.1 Organization and Good Standing.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Utah and has full corporate power and authority to enter into and perform its obligations under this Agreement, and to own its properties and to carry on its business as presently conducted and as proposed to be conducted.  The Company is duly qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect upon the Company.

3.2 Capitalization.  The Company is authorized to issue 50,000,000 shares of common stock of which, as of June 14, 2011, 1,200,000 shares were issued and outstanding.  The Company is authorized to issue 5,000,000 shares of preferred stock, none of which have been issued.  All outstanding shares of common stock have been duly authorized and validly issued, and are fully paid, non-assessable, and free of any preemptive rights.  There are no options, warrants, or other derivative securities issued and outstanding to purchase shares of Company common stock. There is no right of first refusal, co-sale right, right of participation, right of first offer, registration right option or other restriction on transfer applicable to any shares of Company common stock

3.3 Validity of Transactions.  Each Seller has the requisite individual, corporate, partnership, trust or fiduciary power, as appropriate, and is authorized, if a Seller is a corporation, limited liability company, partnership or trust, to enter into this Agreement, to sell the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.  This Agreement has been duly authorized, if a Seller is a corporation, partnership, trust or fiduciary, executed and delivered by such Seller, and, upon due execution and delivery by the Sellers, this Agreement and the documents contemplated hereby will be valid and binding agreements of each Seller.  The sale of the Shares have been duly authorized, if a Seller is a corporation, limited liability company, partnership or trust, by such Seller’s board of directors, managers, general partners, or trustees, as the case may be, and no further consent or authorization is required by such Seller’s board of directors, managers, general partners, or trustees, or their respective stockholders, members, partners, or trustors to execute and deliver this Agreement, the documents contemplated hereby, and to sell the Shares.

3.4 Valid Issuance of Shares.

(a) The Company Shares being sold to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable and free of restrictions on transfer, other than restrictions on transfer under this Agreement and under applicable federal and state securities laws, and will be free of all other Liens and adverse claims.

(b) Each Shareholder owns all of the legal and beneficial interests in the Shareholders’ Shares, free and clear of any pledge, security interest, Liens, encumbrance, restriction, claim or other charge of any kind, and at the Closing the Purchasers shall receive title to the Shareholders’ Shares, free and clear of any pledge, Lien, encumbrance, restriction, claim or other charge of any kind.  Except for any restrictions imposes by applicable state and federal securities laws, there is no right of first refusal, co-sale right, right of participation, right of first offer, registration right option or other restriction on transfer applicable to the Shareholders’ Shares.

(c) For purposes of this Agreement, “Liens” means, collectively, any mortgages, liens, security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, rights of way, exceptions, limitations, charges, liabilities, or encumbrances of any nature whatsoever.

3.5 No Violation/Consents.  The execution, delivery and performance of this Agreement will not violate any law or any order of any court or government agency applicable to the Sellers, as the case may be, or the Articles of Incorporation or Bylaws of the Company, and will not result in any breach of or default under, or, except as expressly provided herein, result in the creation of any encumbrance upon any of the assets of the Company pursuant to the terms of any agreement or instrument by which the Company or any of its assets may be bound.  The execution, delivery and performance by the Sellers of this Agreement, the other documents contemplated hereby, and the offer and sale of the Shares requires no consent of, action by or in respect of, or filing with, any person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws.

3.6 Reporting Company/SEC Reports and Financial Statements.

(a) The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof required thereby on or prior to the Closing Date and, with respect to any report, has filed such report on a timely basis or has received a valid extension of such time of filing and has filed any such report prior to the expiration of any such extension, except where the failure to file on a timely basis could not reasonably be expected to have a material adverse effect (including, for this purpose only, any failure to which would prevent any Purchaser from using Rule 144 under the Securities Act to resell any Shares).

(b) The Company’s common stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of its common stock under the Exchange Act nor has the Company received any notification that the U.S. Securities and Exchange Commission (“SEC”) is contemplating terminating such registration.  Except as specifically disclosed in the SEC Reports (as hereinafter defined), the Company has not, in the twelve (12) months preceding the date hereof, received written notice from the principal market on which its common stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such principal market. The Company is in compliance with all listing and maintenance requirements of the principal market on the date hereof.  There are no unanswered comments from the SEC or FINRA.

(c) The Company has delivered to the Purchaser its Annual Report on Form 10-K for the fiscal year ended December 31, 2010, along with its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010, September 30, 2010, and March 31, 2011, filed with the SEC (collectively, the “SEC Reports”).  The information in the SEC Reports, taken as a whole, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.7 Subsidiaries.  Except as set forth in the SEC Reports, the Company does not own, directly or indirectly, any equity or debt securities of any corporation, partnership, or other entity.

3.8 Litigation.  Except as set forth in the SEC Reports, there are no suits or proceedings (including without limitation, proceedings by or before any arbitrator, government commission, board, bureau or other administrative agency) pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries which, if adversely determined, would have a material adverse effect on the consolidated financial condition, results of operations, prospects or business of the Company, and neither the Company nor any of its subsidiaries are subject to or in default with respect to any order, writ, injunction or decree of any federal, state, local or other governmental department.

3.9 Taxes.  Federal income tax returns and state and local income tax returns for the Company and its subsidiaries have been filed as required by law; all taxes as shown on such returns or on any assessment received subsequent to the filing of such returns have been paid, and there are no pending assessments or adjustments or any income tax payable for which reserves, which are reasonably believed by the Company to be adequate for the payment of any additional taxes that may come due, have not been established.  All other taxes imposed on the Company and its Subsidiaries have been paid and any reports or returns due in connection herewith have been filed.

3.10 Securities Law Compliance.  Assuming the accuracy of the representations and warranties of Purchasers set forth in Section 4 of this Agreement, the offer, issue, sale and delivery of the Shares will constitute an exempted transaction under the Securities Act, and registration of the Shares under the Securities Act is not required.

3.11 Liabilities. As of the date hereof, the Company has no assets.  Immediately prior to the Closing Date, the Company will have total liabilities of $76,203, consisting of (i) $52,117 in notes payable, (ii) $9,086 in accounts payable, and $15,000 in legal fees.  At the Closing, the Escrow Agent shall first pay pay from the Purchase Price all of the Company’s liabilities as of the Closing Date pursuant to Section 1.3(b) hereof.  Following the Closing Date, the Company will have no liabilities, contingent or otherwise.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

3.12 No Solicitation or Pending Transactions.  Except for the transactions contemplated by this Agreement, Sellers are not a party to or bound by or the subject of any agreement, undertaking, commitment or discussions or negotiations with any person that could result in the sale of any of the Shares.

3.13 Brokers or Finders.  None of the Sellers have incurred, nor shall they incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charged in connection with this Agreement or the transactions contemplated hereby.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

Each Purchaser hereby represents, warrants and covenants with the Company, severally and not jointly, as follows:

4.1 Legal Power.  Each Purchaser has the requisite individual, corporate, partnership, trust or fiduciary power, as appropriate, and is authorized, if Purchaser is a corporation, partnership or trust, to enter into this Agreement, to purchase the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

4.2 Due Execution.  This Agreement has been duly authorized, if Purchaser is a corporation, partnership, trust or fiduciary, executed and delivered by Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of each Purchaser.

4.3 Receipt and Review of SEC Reports.  Purchaser represents that Purchaser has received and reviewed the SEC Reports and has been given full and complete access to the Company for the purpose of obtaining such information as the Purchaser or its qualified representative has reasonably requested in connection with the decision to purchase Shares.  Each Purchaser represents that such Purchaser has been afforded the opportunity to ask questions of the officers of the Company regarding its business prospects and the Shares, all as Purchaser or Purchaser’s qualified representative have found necessary to make an informed investment decision to purchase the Shares.

4.4 Restricted Securities.  Purchasers have been advised that the Company Shares have not been registered under the Securities Act or any other applicable securities laws, and are being offered and sold pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder, and that the Company’s reliance upon Section 4(2) and Rule 506 is predicated in part on Purchasers’ representations as contained herein.

(a) Purchasers and their beneficial owners are “accredited investors” as defined under Rule 501 under the Securities Act.

(b) Purchasers acknowledge that the Company Shares have not been registered under the Securities Act or the securities laws of any state and are being offered, and will be sold, pursuant to applicable exemptions from such registration for nonpublic offerings and will be issued as “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act.  The Purchasers also acknowledge that certain of the Shareholders’ Shares held by affiliates of the Company may be “restricted securities” under Rule 144.

(c) Each Purchaser is acquiring the Company Shares for his/hers/its own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.

(d) Purchaser understands and acknowledges that the Shares that are “restricted securities” will bear the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED FOR VALUE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREOF UNDER THE SECURITIES ACT OF 1933 AND/OR THE SECURITIES ACT OF ANY STATE HAVING JURISDICTION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR ACTS.

4.5 Restrictions on Resale of Shares.  Purchasers acknowledge that an investment in the Company Shares is not liquid and is transferable only under limited conditions.  Purchasers acknowledge that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Purchasers are aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of securities purchased in a private placement or which represent “control shares” (as defined in Rule 144) subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of the Company Shares.

4.6 Purchaser Sophistication and Ability to Bear Risk of Loss.  Purchasers acknowledge that it is able to protect its interests in connection with the acquisition of the Shares and can bear the economic risk of investment in such securities without producing a material adverse change in Purchaser’s financial condition.  Purchasers otherwise have such knowledge and experience in financial or business matters that Purchasers are capable of evaluating the merits and risks of the investment in the Shares.

4.7 Purchases by Groups.  Each Purchaser represents, warrants and covenants that it is not acquiring the Shares as part of a group within the meaning of Section 13(d)(3) of the Exchange Act.

5. ADDITIONAL COVENANTS

5.1 Conduct of Business.  Except as contemplated by this Agreement, and such other matters, if any, as may be consented to by all of the Purchasers in writing, which consent shall not be unreasonably withheld or delayed, from the date of this Agreement until the Closing Date, the Company shall conduct or cause to be conducted its business in all material respects in the ordinary course and shall not engage in any material activity or enter into any material transaction outside the ordinary course of business.

5.2 Compliance with Laws.

(a) From the date of this Agreement until the Closing Date, the Company shall comply with all laws, rules, regulations and orders applicable to the business of the Company.

(b) The Company shall notify the SEC and the principal market on which its common stock is traded or quoted, if and as applicable, in accordance with their respective rules and regulations, of the transactions contemplated by this Agreement and related documents, and shall take all necessary action as may be necessary to comply with the Federal securities laws (including without limitation the filing of a Report on Form 8-K with the SEC describing the terms of this Agreement) and the blue sky laws of any state, which filings will be made in a timely manner.

5.3 Appointment of Directors.  At the Closing, Alycia D. Anthony shall tender her resignation from the Board of Directors of the Company, and the Company’s Board of Directors shall have taken such steps as are necessary or appropriate to appoint John Preftokis as a director of the Company.  In addition, at Closing hereunder, or as soon thereafter as the Company has complied with Rule 14f-1 under the Securities Exchange Act, Nicholl Heieren and Sharlene Doolin shall each tender their resignations as members of the Board of Directors and shall take such steps as are necessary to elect the individuals nominated by John Preftokis as directors of the Company.  Doolin shall not take any action that would be contrary to or frustrate in any manner the election of the individuals nominated by John Preftokis as directors of Company.

5.4 Fulfillment of Conditions and Covenants. No party shall take any course of action inconsistent with satisfaction of the requirements or conditions applicable to it set forth in this Agreement.  Each party shall promptly do all such acts and take all such measures as may be appropriate to enable it to perform as promptly as reasonably possible the obligations herein provided to be performed by it.

5.5 Negative Covenants.  From the date of this Agreement through the date on which each of the current directors have tendered their resignations and each of the director nominees have been elected pursuant to Section 5.3, neither the Company nor the Sellers shall, without the prior written consent of all of the Purchasers, which consent shall not be unreasonably withheld or delayed, take or cause to be taken any of the following actions:

(a) amend its articles of incorporation, bylaws or other organizational documents;

(b) (i) adjust, split, combine or reclassify any of the Company’s outstanding capital stock; declare, set aside or pay any dividends or other distributions (whether payable in cash, property or securities) with respect to its capital stock; (ii) issue, sell or agree to issue or sell any securities or other equity interests, including its capital stock, any rights, options, warrants, or derivative securities, to acquire its capital stock, or securities; (iii) purchase, cancel, retire, redeem or otherwise acquire any of its outstanding capital stock or other securities or other equity interests; (iv) merge or consolidate with, or transfer all or substantially all of its assets to, any other person; (v) liquidate, wind-up or dissolve (or suffer any liquidation or dissolution); or (vi) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

(c) acquire any corporation, partnership or other business entity or any interest therein (other than interests in joint ventures, joint operation or ownership arrangements or tax partnerships acquired in the ordinary course of business);

(d) (i) incur any indebtedness for borrowed money; (ii) assume, endorse (other than endorsements of negotiable instruments in the ordinary course of business), guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the liabilities or obligations of any other person; or (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

(e) knowingly engage in any practice, knowingly take any action or knowingly permit by inaction any of the representation and warranties contained in Section 3 to become untrue; or

(f) (i) enter into, or otherwise become liable or obligated under or pursuant to: (1) any employee benefit, pension or other plan (whether or not subject to ERISA), (2) any other stock option, stock purchase, incentive or deferred compensation plan or arrangement or other fringe benefit plan, or (3) any consulting, employment, severance, termination or similar agreement with any person; (ii) amend or extend any such plan, arrangement or agreement referred to in clauses (1), (2) or (3) of clause (i); (iii) grant, or otherwise become liable for or obligated to pay, any severance or termination payment, bonus or increase in compensation or benefits to, or forgive any indebtedness of, any employee or consultant of any of the Company; or (iv) enter into any contract, agreement, commitment or arrangement to do any of the foregoing

5.6 Ancillary Agreements. At Closing, certain of the Sellers and Purchasers will enter into the following agreements:

(a) A lock-up agreement by and between the Company, Michael Doolin,  James Doolin and Leonard Burningham, the form of which is attached hereto as Exhibit B (the “Shareholders’ Lock-up Agreement”).

(b) A lock-up agreement by and between the Company and the Purchasers, the form of which is attached hereto as Exhibit C (the “Purchasers’ Lock-up Agreement”).

5.7 Reverse Splits.  For the 18 month period beginning on the date on which Form 10 type information is required to be filed with the SEC reflecting the Company’s status as an entity that is no longer as a “shell company”, the Company shall not effectuate any reverse split of its outstanding common stock without the prior written consent of all of the Shareholders who executed and delivered a Shareholders’ Lock-Up Agreement, and to the extent that any such reverse split is effected, it shall have no effect on the shareholdings of these Shareholders.  With respect to all other persons who are shareholders of the Company on the Closing Date, if any reverse split is effected within 90 days from which Form 10 type information is required to be filed by the Company with the SEC, such reverse split shall have no effect on these Company shareholders who held shares of common stock in the Company immediately prior to the Closing Date to the effective date of the reverse split, provided that any such shareholder (i) was continuously the owner of such shares; and (ii) makes demand of the Company at its principal executive offices within thirty (30) days of public notice of any such reverse split for such additional shares as would be necessary to make such shareholder’s holding the same as they were prior to any such reverse split, it being agreed that such reimbursement shall be deemed liquidated damages for breach of this Section of this Agreement.

6. CONDITIONS TO CLOSING.

6.1 Conditions to Obligations of the Purchaser.  Each Purchaser’s obligation to purchase the Shares at the Closing is subject to the fulfillment, at or prior to such Closing, of all of the following conditions:

(a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company and Doolin in Section 3 hereof shall be true and correct in all material respects at the Closing with the same force and effect as if they had been made on and as of said date; and the Company shall have performed all obligations and conditions herein required to be performed by it on or prior to the Closing.

(b) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchaser.

(c) Qualifications, Legal and Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States including “blue sky” filings in any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.  No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of any Purchaser, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

(d) Releases.  The Company shall have delivered the Releases in the form set forth in Exhibit A.

(e) Ancillary Agreements. Sellers shall have delivered the Shareholders’ Lock-up Agreement in the form set forth in Exhibit B.

(f) Appointment of Director.  Alycia D. Anthony shall have tendered her resignation from the Board of Directors of the Company, and the Company’s Board of Directors shall have appointed John Preftokis as a director of the Company.

(g) Officers’ Certificate.  The Company shall have delivered to counsel for the Purchasers an officers’ certificate, in form and substance reasonably satisfactory to counsel for the Purchasers, certifying the following matters to the Purchasers:

(i) Resolutions of the Company’s board of directors, which resolutions shall authorize the execution, delivery and performance by the this Agreement, and the other transaction documents to which the Company is a party and which shall authorize the consummation and performance of the transactions contemplated hereby and thereby;

(ii) The incumbency of the Company’s officers with specimen signatures of its President and any other officers who will sign this Agreement or any of the other transaction documents in connection herewith and delivered pursuant hereto;

(iii) Articles of Incorporation of the Company, certified as of a recent date by the Secretary of the State of the State of Utah; and

(iv) By-laws of the Company.

(h) Legal Opinion.  Leonard W. Burningham, Esq., counsel for the Company shall have delivered to counsel for the Purchasers a legal opinion, substantially in the form attached hereto as Exhibit D.

6.2 Conditions to Obligations of the Company.  The Company’s obligation to issue and sell the Shares at the Closing is subject to the fulfillment to the Company’s satisfaction, on or prior to the Closing, of the following conditions:

(a) Representations and Warranties True. The representations and warranties made by each Purchaser in Section 4 hereof shall be true and correct at the Closing with the same force and effect as if they had been made on and as of the Closing

(b) Performance of Obligations. Each Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by them on or before the Closing, and each Purchaser shall have delivered payment to the Company in respect of its purchase of Shares

(c) Qualifications, Legal and Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States including “blue sky” filings in any state that are required in connection with the lawful sale and issuance of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.  No stop order or other order enjoining the sale of the Shares shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Shares shall be legally permitted by all laws and regulations to which each Purchaser and the Company are subject.

(d) Ancillary Agreements. Purchasers shall have delivered the Purchasers Lock-up Agreement in the form set forth in Exhibit C.

6.3 Termination.  In the event that the Closing shall not have occurred with respect to any Purchaser on or before twenty (20) business days from the date hereof due to a failure to satisfy the conditions set forth in Sections 6.1 and 6.2 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

7. INDEMNIFICATION

7.1 Indemnification by Doolin.  From and after the Closing and subject to the limitations in this Section 7, in consideration for the payment of $11,797 to be paid to Doolin at Closing, Doolin (the “Indemnifying Party”) shall indemnify, defend and hold harmless each Purchaser and their respective partners, stockholders, directors, officers, attorneys, managers, representatives, stockholders, employees, successors and assigns (each an “Indemnitee and collectively, the “Indemnitees”) from and against any and all claims, losses, liability, or tax (“Damages”), directly or indirectly, asserted against or incurred by an Indemnitee by reason of or resulting from a (i) breach of any representation, warranty or covenant contained herein, or (ii) breach of any representation, warranty or covenant in any Exhibit executed and delivered at Closing; provided, however, that the Damages shall not exceed $250,000 (“Cap”) in the aggregate.

7.2 Claims Period.  The Indemnitees shall have a 12-month period during which a claim of Damages for indemnification may be asserted under this Agreement.

7.3 Indemnification Proceedings.  Promptly after receipt by any Indemnitee of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 7.1, such Indemnitee shall promptly notify the Indemnifying Party in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnitee, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnitee so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is actually and materially prejudiced by such failure to notify. In any such proceeding, any Indemnitee shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless: (i) the Indemnifying Party and the Indemnitee shall have mutually agreed to the retention of such counsel; (ii) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnitee in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnitee, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld, delayed or conditioned, the Indemnifying Party shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnitee is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnitee from all liability arising out of such proceeding.

8. MISCELLANEOUS.

8.1 Governing Law.  This Agreement shall be governed and construed in accordance with the internal laws of Utah without giving effect to the conflict of laws provisions thereof.

8.2 Survival.  All of the representations and warranties made herein shall survive the execution and delivery of this Agreement.  All covenants and indemnities made herein shall survive in perpetuity, unless otherwise provided in this Agreement.

8.3 Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

8.4 Entire Agreement.  This Agreement and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof.  No party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein, and the parties hereto each acknowledge and agree that they have relied on their own judgment in connection with the execution of this Agreement.  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

8.5 Severability.  In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby

8.6 Amendment and Waiver.  Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Purchasers, or, to the extent such amendment affects only one Purchaser, by the Company and such individual Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.

8.7 Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:

If to the Company:	Plan A Promotions, Inc.
9 Birchtree Lane
Sandy, Utah 84092

With a copy to:	Leonard W. Burningham, Esq.
Suite 205, 455 East 500 South Street
Salt Lake City, Utah 84111

If to a Seller (other than the Company):	At the address set forth on the Signature Page

If to a Purchaser:	At the address set forth on the Signature Page

8.8 Third Party Beneficiaries.  Nothing in this Agreement will confer any third party beneficiary or other rights upon any person (specifically including any employees of the Company) or any entity that is not a party to this Agreement.

8.9 Certain Expenses.  Each party shall be responsible for their own costs and expenses.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other transaction documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

8.10 Independent Counsel.  The parties agree that they have carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing or that such party has waived its right to independent counsel.

8.11 Titles and Subtitles.  The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

COMPANY:
PLAN A PROMOTIONS, INC.

By:___________________________
Name:
Title:

JAMES DOOLIN

_________________________________

ESCROW AGENT (for purposes of Section 1.3(b)):
BURNINGHAM & BURNINGHAM

By: ___________________________
Name:
Title:

SELLER:

By: _______________________________
Name:
Title:
Address:
Facsimile:

PURCHASER:

By: _______________________________
Name:
Title:
Address:
Facsimile: